Exhibit 99.1

IDI, Inc. Reports Third Quarter 2015 Results

BOCA RATON, Fla.—November 16, 2015—IDI, Inc. (NYSE MKT: IDI), an information solutions provider, today announced its financial and operating results for the third quarter ended September 30, 2015. The Company reported revenue of $1.0 million and $3.3 million from data fusion operations for the three and nine months ended September 30, 2015, respectively. The Company reported a net loss of $4.4 million (including $1.5 million of non-cash share-based compensation expenses) from data fusion operations and $0.4 million from discontinued China operations for the three months ended September 30, 2015. Cash and cash equivalents as of September 30, 2015 were $9.1 million, as compared to $6.0 million as of December 31, 2014.

Key highlights for the third quarter of 2015 include:

•	Successful internal alpha testing of next generation data fusion technology, with expected release of the first phase of idiCORE™ in Q4 2015.

•	Deployment of secure, production ready cloud infrastructure to support product offerings and minimize server related Capex.

•	Continued acquisition of massive data sets to further fuel current and new offerings.

•	Rapid customer onboarding continues in anticipation of idiCORE release.

Mr. Derek Dubner, Co-CEO of IDI, Inc. stated, “Great strides continue to be made in the development of our data fusion system. We believe this extremely sophisticated and complex data analytics platform represents next generation technology and will be instrumental in continuing IDI’s transformation into a leading information solutions provider across many industries. We expect the Company’s focus on development during 2016 strongly positions our product offerings and facilitates rapid customer acquisition and revenue growth for years to come.”

IDI is currently developing its full investigative system, idiCORE™, which is expected to begin a phased launch in Q4 2015.

About IDI, Inc.

IDI, Inc. is an information solutions provider focused on the multi-billion dollar data fusion market. IDI delivers otherwise unattainable insight into the ever-expanding universe of consumer- and business-centric data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, IDI will address the rapidly growing need for actionable intelligence to support the entirety of the risk management industry, for purposes including due diligence, risk assessment, fraud detection and prevention, authentication and verification, and more. Additionally, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight.

RELATED LINKS http://ididata.com/

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether our data fusion system will be instrumental in continuing IDI’s transformation into a leading information solutions provider and whether our focus on development during 2016 will position our product offerings and facilitates rapid customer acquisition and revenue growth for years to come and whether idiCORE™ will begin a phased launched in the 2015 fourth quarter, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

David Zazoff

MDM Worldwide

Tel: (212) 643-0417

IDI@mdmworldwide.com

IDI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,078	$5,996
Accounts receivable, net	610	295
Prepaid expenses and other current assets	1,193	190
Deferred tax assets, current	—	95

Total current assets	10,881	6,576
NON-CURRENT ASSETS
Property and equipment, net	834	301
Intangible assets, net	3,077	796
Goodwill	5,227	5,227
Other assets	38	38
Deferred tax assets, non-current	—	275

Total non-current assets	9,176	6,637

Total assets	$20,057	$13,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,741	$890
Amounts due to related parties	20	52
Deferred revenue	150	164

Total current liabilities	1,911	1,106

Total liabilities	1,911	1,106

SHAREHOLDERS’ EQUITY
Preferred Shares—$0.0001 par value 10,000,000 shares authorized, 4,965,302 shares issued and outstanding on September 30, 2015 and December 31, 2014	—	—
Common Shares—$0.0005 par value 200,000,000 shares authorized, 15,603,286 and 6,597,155 shares issued and outstanding on September 30, 2015 and December 31, 2014, respectively	8	3
Additional paid-in capital	70,644	12,714
Accumulated deficit	(52,506)	(610)

Total shareholders’ equity	18,146	12,107

Total liabilities and shareholders’ equity	$20,057	$13,213

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014 (1)	2015	2014 (1)
Revenue from data fusion operations	$1,002	$—	$3,254	$—
Cost of revenues	766	—	1,744	—

Gross profit	236	—	1,510	—
Operating expenses
Sales and marketing expenses	524	—	1,529	—
General and administrative expenses	4,235	16	9,783	16

Loss from operations	(4,523)	(16)	(9,802)	(16)

Other income/(expense)
Interest expense, net	(3)	—	(3)	—
Other expense, net	—	(32)	—	(32)

Total other expense	(3)	(32)	(3)	(32)

Loss from continuing operations before income taxes	(4,526)	(48)	(9,805)	(48)
Income taxes	(124)	(16)	141	(16)

Net loss from continuing operations	(4,402)	(32)	(9,946)	(32)
Discontinued operations
Pretax income/(loss) from operations of discontinued operations	26	—	(1,236)	—
Pretax gain/(loss) on disposal of discontinued operations	376	—	(41,095)	—
Income taxes	—	—	(127)	—

Net income/(loss) from discontinued operations	402	—	(42,458)	—
Less: Non-controlling interests	789	—	(508)	—

Net loss from discontinued operations attributable to IDI, Inc.	(387)	—	(41,950)	—

Net loss	$(4,789)	$(32)	$(51,896)	$(32)

Loss per share
Basic and diluted
Continuing operations	$(0.29)	$—	$(0.82)	$—
Discontinued operations	(0.03)	—	(3.45)	—

	$(0.32)	$—	$(4.27)	$—

Weighted average number of shares outstanding -
Basic and diluted	15,034,224	6,597,155	12,167,469	6,597,155
Comprehensive loss:
Net loss	$(4,789)	$(32)	$(51,896)	$(32)
Foreign currency translation adjustment	130	—	—	—

Net comprehensive loss	$(4,659)	$(32)	$(51,896)	$(32)

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, the comparative figures for the corresponding periods in 2014 were from the date of inception through September 30, 2014.

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(51,896)	$(32)
Less: Loss from discontinued operations, net of tax	(41,950)	—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	133	—
Share-based compensation	3,424	—
Change in allowance for doubtful accounts	(37)	—
Deferred income tax expenses	370	—
Changes in assets and liabilities of continuing operations, net of the effects of acquisition:
Accounts receivable	(278)	—
Prepaid expenses and other current assets	(601)	(16)
Accounts payable and accrued expenses	274	48
Amounts due to related parties	(46)	—
Deferred revenue	(14)	—

Cash used in operating activities from continuing operations	(6,721)	—
Cash used in operating activities from discontinued operations	(337)	—

Net cash used in operating activities	(7,058)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(626)	—
Capitalized costs of intangible assets	(2,082)	—
Proceeds from acquisition	3,569	—

Cash provided by investing activities from continuing operations	861	—
Cash used in investing activities from discontinued operations	(121)	—

Net cash provided by investing activities	740	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution	9,400	2,238

Net cash provided by financing activities	9,400	2,238

Net increase in cash and cash equivalents	$3,082	$2,238
Cash and cash equivalents at beginning of period	5,996	—

Cash and cash equivalents at end of period	$9,078	$2,238

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$(3)	$—
Cash paid for income taxes	$—	$—
Share-based compensation expenses capitalized as intangible assets	$239	$—
Stock issuance for acquisition	$44,112	$—

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, the comparative figures for the corresponding period in 2014 were from the date of inception through September 30, 2014.